As filed with the Securities and Exchange Commission on October 14, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

National Rural Utilities
Cooperative Finance Corporation
(Exact name of registrant as specified in its charter)
District of Columbia	52-089-1669
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
20701 Cooperative Way
Dulles, Virginia 20166
(703) 467-1800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Nathan Howard, General Counsel
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, Virginia 20166
(703) 467-1800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Brian O’Fahey Tifarah Allen Hogan Lovells Cadwalader US LLP Columbia Square 555 Thirteenth Street, NW Washington, D.C. 20004 (202) 637-5600	Michael F. Fitzpatrick, Jr. Hunton Andrews Kurth LLP 200 Park Avenue New York, New York 10166 (212) 309-1000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
National Rural Utilities
Cooperative Finance Corporation
Collateral Trust Bonds
Senior Debt Securities
Subordinated Debt Securities

We plan to offer from time to time collateral trust bonds, senior debt securities and subordinated debt securities. We will provide the specific terms of these securities and the offering in one or more supplements to this prospectus. A prospectus supplement or pricing supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any applicable supplement carefully before you invest.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 1 of this prospectus, as well as the risk factors that are incorporated by reference in this prospectus.
This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 14, 2026

i

ABOUT THIS PROSPECTUS
To understand the terms of the senior debt securities, subordinated debt securities and collateral trust bonds (the “securities”) offered by this prospectus, you should carefully read this prospectus, any prospectus supplement and any pricing supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” and “Incorporation By Reference” for information on National Rural Utilities Cooperative Finance Corporation (“CFC” or the “Company,” also referred to as “we,” “us” and “our”), including its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), using a “shelf” registration procedure. Under this procedure, we may offer and sell the securities from time to time. Each time we offer the securities, we will provide you with a prospectus supplement or pricing supplement to this prospectus that will describe the specific amounts, prices and terms of the securities being offered, including the names of any underwriters, dealers or agents, the compensation of any underwriters, dealers or agents and the net proceeds to us. The prospectus supplement or pricing supplement may contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement or pricing supplement. The prospectus supplement or pricing supplement may also add, update or change information contained in this prospectus.
We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.
RISK FACTORS
Investing in the securities involves significant risks. Before you invest in the securities, in addition to the other information contained in this prospectus and in any prospectus supplement or pricing supplement, you should carefully consider, among other matters, the risks and uncertainties discussed under “Forward- Looking Statements” and the other information included or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2026, as such risk factors may be updated from time to time in our Quarterly Reports on Form 10-Q and in other filings we may make from time to time with the SEC after the date of the registration statement of which this prospectus is a part. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at https://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities covered by this prospectus. As permitted by SEC rules, this prospectus may not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus, and the information we subsequently file with the SEC will automatically update and supersede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than filing subsequent information with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until this offering is completed:
•
Annual Report on Form 10-K for the year ended May 31, 2026 (filed July 31, 2026);

•
Quarterly Report on Form 10-Q for the quarter ended August 31, 2026 (filed October 13, 2026); and

•
Current Report on Form 8-K dated June 15, 2026 (filed June 17, 2026) and September 8, 2026 (filed September 9, 2026).

We are not incorporating by reference any document or information that is deemed to be furnished and not filed in accordance with SEC rules.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, at no cost, a copy of these filings (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference into this registration statement) by writing to or telephoning us at the following address:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166
(703) 467-1800
Attn: Yu Ling Wang
Senior Vice President and Chief Financial Officer
These filings are also available through the Financial Reporting subsection of the Investor Relations section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone, including any salesman or broker, to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front cover of the document in question.

FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference herein, contains certain statements that are considered “forward-looking statements” as defined in and within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts or statements of current conditions. Instead, forward-looking statements represent management’s current beliefs and expectations, based on certain assumptions and estimates made by, and information available to, management at the time the statements are made, regarding our future plans, strategies, operations, financial results or other events and developments, many of which, by their nature, are inherently uncertain and outside our control. Forward-looking statements are generally identified by the use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “target,” “believe,” “expect,” “forecast,” “continue,” “potential,” “opportunity,” “outlook” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projections, including statements about loan volume, the adequacy of the allowance for credit losses, operating income and expenses, leverage and debt-to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance may differ materially from our forward-looking statements. Therefore, you should not place undue reliance on any forward-looking statement and should consider the risks and uncertainties that could cause our current expectations to vary from our forward-looking statements, including, but not limited to, legislative changes that could affect our tax status and other matters, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, fluctuations in interest rates and market volatility, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, nonperformance of counterparties to our derivative agreements, economic conditions and regulatory or technological changes within the rural electric industry, the costs and impact of legal or governmental proceedings involving us or our members, general economic conditions, governmental monetary and fiscal policies, the occurrence and effect of natural disasters, including severe weather events, or public health emergencies, and the factors listed and described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026 and in other quarterly and annual reports filed with the SEC. Forward-looking statements speak only as of the date they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect the impact of events, circumstances or changes in expectations that arise after the date any forward- looking statement is made.
THE COMPANY
CFC is a member-owned finance cooperative association incorporated under the laws of the District of Columbia in April 1969. CFC’s principal purpose is to provide its members and associates with financing to supplement the loan programs of the Rural Utilities Service (“RUS”) of the United States Department of Agriculture. CFC extends loans to its rural electric members for construction, acquisitions, system and facility repairs and maintenance, enhancements and ongoing operations to support the goal of electric distribution and generation and transmission (“power supply”) systems of providing reliable, affordable power to the customers they serve. CFC also provides its members and associates with credit enhancements in the form of letters of credit and guarantees of debt obligations. As a cooperative, CFC is owned by and exclusively serves its membership, which consists of not-for-profit entities or subsidiaries or affiliates of not-for-profit entities. CFC is exempt from U.S. federal income taxes under Section 501(c)(4) of the Internal Revenue Code and is a nonprofit cooperative association in the District of Columbia. As a member-owned cooperative, CFC’s objective is not to maximize profit, but rather to offer members cost-based financial products and services. CFC annually allocates its net earnings, which consist of net income excluding the effect of certain noncash accounting entries, to: (i) a cooperative educational fund; (ii) a general reserve, if necessary; (iii) members based on each member’s patronage of CFC’s loan programs during the year; and (iv) a members’ capital reserve. CFC funds its activities primarily through a combination of public and private issuances of debt securities, member investments and retained equity. As a Section 501(c)(4) tax-exempt, member-owned cooperative, CFC cannot issue equity securities. The Company’s headquarters are located at 20701 Cooperative Way, Dulles, VA 20166 and its telephone number is (703) 467-1800.
Our financial statements include the consolidated accounts of CFC and National Cooperative Services Corporation doing business as Utility Capital Solutions (“NCSC”).
NCSC is a taxable cooperative incorporated in 1981 in the District of Columbia as a member-owned cooperative association. The principal purpose of NCSC is to provide financial services for the benefit of its members and associates, which consist of two classes: NCSC electric and NCSC telecommunications. NCSC electric members and associates consist of members of CFC, entities eligible to be members of CFC, government or quasi-government entities that own electric utility systems that meet the Rural Electrification Act definition of “rural,” and the for-profit and not-for-profit entities that are owned, operated or controlled by, or provide significant benefit to, Class A, B and C members of CFC. NCSC telecommunications members and associates consist of rural telecommunications members and their affiliates. CFC, which is the primary source of funding for NCSC, manages NCSC’s business operations under a management agreement that is automatically renewable on an annual basis unless terminated by either party. NCSC pays CFC a fee and, in exchange, CFC reimburses NCSC for loan losses under a guarantee agreement. As a taxable cooperative, NCSC pays income tax based on its reported taxable income and deductions. NCSC is headquartered with CFC in Dulles, Virginia.
Cooperative Securities LLC (“Cooperative Securities”) is a limited liability company organized and incorporated in 2021 in Delaware and a wholly owned subsidiary of NCSC. Cooperative Securities is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”), and is a member of the Financial Industry Regulatory Authority and the Securities Investor Protection Corporation. Cooperative Securities provides institutional debt placement services, which may include advising, arranging and structuring private debt financing transactions, for NCSC’s members, and for-profit and not-for-profit entities that are owned, operated or controlled by, or provide a significant benefit to, certain rural utility providers.
At August 31, 2026, after taking into consideration systems that are members of both CFC and NCSC, our consolidated membership totaled 1,181 members and 560 associates. Our consolidated members include 845 electric distribution systems, 67 power supply systems, 208 telecommunication members, 60 statewide and regional associations, and one national association of cooperatives. The service territories of our electric distribution systems, power supply systems and telecommunication members are located in 50 states and three U.S. territories.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement or pricing supplement, the net proceeds from the sale of the securities will be used for general purposes, including, but not limited to, making loan advances and the retirement of debt.

DESCRIPTION OF COLLATERAL TRUST BONDS
The following description summarizes the general terms and provisions that may apply to the collateral trust bonds. Each prospectus supplement or pricing supplement will state the particular terms of the collateral trust bonds and the extent, if any, to which the general provisions may apply to the collateral trust bonds included in the prospectus supplement or pricing supplement.
General
The collateral trust bonds will be issued under an indenture between CFC and U.S. Bank Trust Company, National Association, as successor trustee, or other trustee to be named, dated as of October 25, 2007 (the “collateral trust bond indenture”). The statements in this prospectus concerning the collateral trust bond indenture, one or more supplemental collateral trust bond indentures, board resolutions or officers’ certificates establishing the collateral trust bonds, and the collateral trust bonds are merely an outline and do not purport to be complete. We refer you to the collateral trust bond indenture and any supplemental collateral trust bond indenture, each of which is or will be incorporated by reference into this prospectus, for further information.
Reference is made to the prospectus supplement or pricing supplement relating to any particular issue of collateral trust bonds for the following terms:
•
the title of and any limit on the aggregate principal amount of the collateral trust bonds to be issued;

•
the persons to whom interest on the collateral trust bonds, or any tranche thereof, is payable, if other than the persons in whose names the collateral trust bonds are registered on the regular record date;

•
the date or dates on which the collateral trust bonds will mature;

•
the annual rate or rates (which may be fixed or variable) at which such collateral trust bonds, or any tranche thereof, will bear interest or any formula or method by which such rate or rates will be determined;

•
the date or dates from which the interest will accrue and the date or dates at which interest will be payable;

•
the place or places where payments may be made on the collateral trust bonds or any tranche thereof, registration of transfer may be effected, exchanges of collateral trust bonds or any tranche thereof may be effected and notices to or demands upon the Company may be served;

•
any redemption or sinking fund terms;

•
the obligation or obligations, if any, to redeem or purchase the collateral trust bonds, or any tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a holder and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the collateral trust bonds will be redeemed or purchased;

•
the denominations in which the collateral trust bonds, or any tranche thereof, will be issuable, if other than $1,000 and any integral multiple thereof;

•
the currency or currencies in which payment of the principal of and premium, if any, and interest, if any, on the collateral trust bonds, or any tranche thereof, will be payable (if other than U.S. dollars), and, if to be payable in a currency or currencies other than that in which the collateral trust bonds, or any tranche thereof, are denominated, the period or periods within which, and the terms and conditions upon which, the election may be made, and if denominated or payable in any currency or currencies other than U.S. dollars, the method by which the collateral trust bonds, or any tranche thereof, will be valued;

•
if the principal of or premium, if any, or interest, if any, on the collateral trust bonds, or any tranche thereof, is to be payable in securities or other property at the election of CFC or a holder, the type and amount of the securities or other property, or the formula or method by which the amount will be determined, and the periods within which, and the terms and conditions upon which, any election may be made;
•
if the amount payable in respect of principal of or any premium, if any, or interest, if any, on such collateral trust bonds, or any tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside the collateral trust bond indenture, the manner in which the amounts will be determined;

•
if other than the principal amount of the collateral trust bonds, the portion of the principal amount of the collateral trust bonds, or any tranche thereof, payable upon declaration of the acceleration of the maturity;

•
the terms, if any, on which collateral trust bonds, or any tranche thereof, may be converted into or exchanged for securities of CFC or any other person;

•
any events of default, in addition to those specified under “— Events of Default” in the collateral trust bond indenture, with respect to the collateral trust bonds, and any covenants of CFC for the benefit of the holders of the collateral trust bonds, in addition to those set forth in Article 7 of the collateral trust bond indenture;

•
if the collateral trust bonds or any tranche thereof are to be issued in global form, the depositary with respect to the global collateral trust bond or bonds, any limitations on the rights of the holders of the collateral trust bonds to transfer or exchange them or to obtain the registration of transfer or to obtain certificates in definitive form in lieu of temporary form, and any and all other matters incidental to such collateral trust bonds;

•
if the collateral trust bonds or any tranche thereof are to be issuable as bearer securities, any and all matters incidental thereto;

•
any limitations on the rights of a holder to transfer or exchange the collateral trust bonds or to obtain the registration of transfer thereof, and the amount or terms of any service charge for the registration of transfer or exchange of the collateral trust bonds;

•
the right, if any, of CFC to limit or discharge the collateral trust bond indenture as to the collateral trust bonds or any tranche thereof;

•
whether and under what circumstances CFC will pay additional amounts on the collateral trust bonds, or any tranche thereof, held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms CFC will have the option to redeem the collateral trust bonds rather than pay the additional amounts; and

•
any other terms of the collateral trust bonds or any tranche thereof, not inconsistent with the provisions of the collateral trust bond indenture. (Section 2.03)

The collateral trust bonds may be issued in registered form, a form registered as to principal only, or any combination thereof. In addition, all or a portion of the collateral trust bonds may be issued in temporary or definitive global form.
Unless stated otherwise in any supplemental collateral trust bond indenture, CFC may also re-open a previous series of collateral trust bonds of any series without the consent of the holders of the collateral trust bonds of any series and issue additional collateral trust bonds of the same series, which additional collateral trust bonds will have the same terms as the original series except for the issue price and the issue date. CFC will not issue any additional collateral trust bonds of the same series unless the additional collateral trust bonds will be fungible with all collateral trust bonds of the same series for U.S. federal income tax purposes.
Security
The collateral trust bonds will be secured equally with outstanding collateral trust bonds issued under the collateral trust bond indenture, by the pledge with the trustee of eligible collateral having an “allowable amount” at least equal to the aggregate principal amount of collateral trust bonds outstanding. The collateral trust bond indenture provides that eligible collateral will consist of cash, Eligible Mortgage Notes (defined below) of distribution system members and Permitted Investments. The allowable amount of cash is 100% thereof, the allowable amount of Eligible Mortgage Notes is the amount advanced and not repaid and the allowable amount of Permitted investments is their cost to CFC (exclusive of accrued interest and brokerage commissions). However, the allowable amount of Permitted Investments traded on a national securities exchange or in any over-the-counter market is their fair market value as determined by CFC. For purposes of the collateral trust bond indenture and as used in describing the collateral trust bonds herein, a “member” is any person which is a member of CFC, and a “distribution system member” is a member 50% or more of whose gross operating revenues are derived from sales of electricity to end users, as determined as of the end of the last completed calendar year. (Sections 1.01 and 3.01)
CFC has previously issued collateral trust bonds, including under an indenture dated as of February 15, 1994, between CFC and U.S. Bank Trust Company, National Association, as successor trustee. The collateral under the indenture dated as of February 15, 1994 secures only those collateral trust bonds issued thereunder, and will not secure collateral trust bonds issued hereby, which will be secured under the October 25, 2007 collateral trust bond indenture. As of August 31, 2026, $5 million aggregate principal amount of collateral trust bonds issued under the indenture dated February 15, 1994 were outstanding and $6,661 million aggregate principal amount of collateral trust bonds issued under the collateral trust bond indenture dated October 25, 2007 were outstanding. All collateral trust bonds issued under the indenture dated February 15, 1994 will mature on November 1, 2026.
As a condition to the authentication and delivery of collateral trust bonds or to the withdrawal of collateral, and in any event at least once a year, CFC must certify to the trustee that:
•
the allowable amount of eligible collateral pledged under the collateral trust bond indenture is at least equal to the aggregate principal amount of collateral trust bonds to be outstanding immediately after the authentication and delivery of such collateral trust bonds;

•
the allowable amount of eligible collateral pledged under the collateral trust bond indenture after any withdrawal of collateral is at least equal to the aggregate principal amount of collateral trust bonds to be outstanding immediately after such withdrawal;

•
each Eligible Mortgage Note included in the eligible collateral so certified is an Eligible Mortgage Note of a member having an Equity Ratio (defined below) of at least 20% and an Average Coverage Ratio (defined below) of at least 1.35; and

•
the aggregate allowable amount of all Eligible Mortgage Notes of any one member so certified does not exceed 10% of the aggregate allowable amount of all eligible collateral so certified. (Sections 3.01, 6.01 and 7.13)

CFC is also entitled to the authentication and delivery of collateral trust bonds on the basis of the retirement of outstanding collateral trust bonds at their final maturity or by redemption at the option of CFC. (Section 3.02)
The collateral trust bond indenture provides that collateral trust bonds may be issued without limitation as to aggregate principal amount so long as the allowable amount of eligible collateral pledged under the collateral trust bond indenture at least equals the aggregate principal amount of collateral trust bonds to be outstanding and meets the other requirements set forth herein. (Sections 2.01, 2.03, 3.01 and 13.01)
“Eligible Mortgage Note” means a validly existing mortgage note of a distribution system member which is secured by a validly existing mortgage under which no “event of default” as defined in the mortgage shall have occurred and shall have resulted in the exercise of any right or remedy described in the mortgage. (Section 1.01)
“Equity Ratio” of any member means the ratio determined by dividing such member’s equities and margins at the end of the last completed calendar year by such member’s total assets and other debits at such date, in each case computed in accordance with the Uniform System of Accounts prescribed by RUS, or if such member does not prepare its financial statements in accordance with the Uniform System of

Accounts prescribed by RUS, then in accordance with U.S. generally accepted accounting principles (“GAAP”). (Section 1.01)
“Coverage Ratio” of any member for any completed calendar year of such member means the ratio determined by adding such member’s patronage capital and operating margins, non-operating margins —interest, interest expense with respect to long-term debt and depreciation and amortization expense for such year, and dividing the sum so obtained by the sum of all payments of principal and interest required to be made during such year on account of such member’s long-term debt (but in the event any portion of such member’s long-term debt was refinanced during such year, the payments of principal and interest required to be made during such year in respect thereof shall be based (in lieu of actual payments thereon) upon the larger of (x) an annualization of such payments required to be made with respect to the refinancing debt during the portion of such year such refinancing debt is outstanding and (y) the payments of principal and interest required to be made during the following year on account of such refinancing debt); patronage capital and operating margins, interest expense with respect to long-term debt, depreciation and amortization expense, non-operating margins — interest and long-term debt being determined in accordance with the Uniform System of Accounts prescribed at the time by RUS or, if such member does not maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP, except that (i) in computing interest expense with respect to long-term debt, and payments of interest required to be made on account of long-term debt, for the purpose of the foregoing definition, there shall be added, to the extent not otherwise included, an amount equal to 33 1∕3% of the excess of the restricted rentals paid by such member for such year over 2% of such member’s equities and margins for such year as defined in the Uniform System of Accounts prescribed by RUS or, if such member does not maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP, and (ii) in computing such member’s patronage capital and operating margins for the purpose of the foregoing definition, all cash received in respect of generation and transmission and other capital credits shall be included. The “Average Coverage Ratio” of any member means the average of the two higher Coverage Ratios of a member for each of the last three completed calendar years. (Section 1.01) The effect of these provisions is to exclude from the computation of the Coverage Ratio capital credits, except to the extent received by the member in the form of cash.
The collateral trust bond indenture requires that each mortgage securing an eligible mortgage note be consistent with CFC’s standard lending practices from time to time. (Section 1.01) There are no requirements in the collateral trust bond indenture as to the value of the property subject to the lien of a mortgage.
The collateral trust bond indenture provides that, unless an event of default under the collateral trust bond indenture exists, and other than certain limited duties specified in the collateral trust bond indenture, the trustee shall have no duties or responsibilities with regard to any mortgage which is part of the pledged property, and no duties or responsibilities with regard to the value of any property subject thereto. (Section 4.03)
“Permitted Investments” are defined to include:
•
obligations of or guaranteed by the United States or any agency thereof for which the full faith and credit of the obligor shall be pledged and which shall mature, except in the case of obligations guaranteed by RUS, not more than two years after purchase;

•
obligations of any state or municipality, or subdivision or agency of either thereof, which shall mature not more than two years after the purchase thereof and are rated AA (or equivalent) or better by at least two nationally recognized statistical rating organizations or having a comparable rating in the event of any future change in the rating system of such agencies;

•
certificates of deposit or time deposits of any bank or trust company (not including the successor trustee) organized under the laws of the United States or any state thereof, having at least $500,000,000 of capital and surplus and maturing not more than two years after purchase; and

•
commercial paper of bank holding companies or other issuers, other than CFC, generally rated in the highest category by at least two nationally recognized statistical rating agencies and maturing not more than one year after purchase. (Section 5.03)

Exercise of Rights under Pledged Mortgage Notes; Receipt of Payments
Until the occurrence of an event of default under the collateral trust bond indenture, CFC retains the right to control the exercise of rights and powers under mortgage notes pledged under the collateral trust bond indenture. (Section 15.01) Unless an event of default under the collateral trust bond indenture occurs, CFC will be entitled to receive and retain all payments on account of principal, premium, if any, and interest on any mortgage notes and Permitted Investments that are pledged under the collateral trust bond indenture with the trustee. (Section 4.02)
Modification of the Collateral Trust Bond Indenture
Modifications of the provisions of the collateral trust bond indenture may be made with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding collateral trust bonds, but, without the consent of the holder of each bond affected thereby, no such modification may:
•
effect a reduction, or a change of the stated time of payment, of the principal of or interest on any bond or of any premium payable on redemption, change the coin or currency in which the bond is payable, or impair the right to take legal action for the enforcement of any such payment;

•
permit the creation of any prior or equal lien on pledged property under the collateral trust bond indenture, terminate the lien under the collateral trust bond indenture, or deprive the holder of any bond of the lien created by the collateral trust bond indenture;

•
reduce the above-stated percentage of holders of collateral trust bonds whose consent is required to modify the collateral trust bond indenture or the percentage of holders of collateral trust bonds whose consent is required for any waiver under the collateral trust bond indenture; or

•
modify any of the provisions of certain sections of the collateral trust bond indenture, except to increase any percentage of holders or to provide that certain provisions of the collateral trust bond indenture cannot be modified or waived without the consent of the holder of each bond affected. (Section 13.02)

The collateral trust bond indenture provides that CFC and the trustee may, without the consent of any holders of collateral trust bonds, enter into supplemental collateral trust bond indentures for the purposes of:
•
evidencing the succession of another company to CFC under the collateral trust bond indenture and the assumption of all covenants of the collateral trust bond indenture by such company;

•
adding to CFC’s covenants or events of default, or other provisions for the benefit of the holders of collateral trust bonds, or to surrender any right or power in the collateral trust bond indenture conferred upon CFC;

•
changing or eliminating any restriction on the payment of principal on collateral trust bonds, provided any such action does not adversely affect the interests of the holders of collateral trust bonds in any material respect;

•
conveying, transferring and assigning to the trustee, and subjecting to the lien of the collateral trust bond indenture, additional properties of CFC, and correcting or amplifying the description of any property at any time;

•
establishing the form or terms of collateral trust bonds of any series;

•
providing for the issuance of uncertificated collateral trust bonds, original issue discount collateral trust bonds and collateral trust bonds payable in foreign currencies of one or more series;

•
modifying, eliminating or adding to the collateral trust bond indenture for purposes of maintaining qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•
curing ambiguities, defects or inconsistencies in the collateral trust bond indenture or, provided the action does not adversely affect the interests of the holders of any series of collateral trust bonds in any material respect, making other provisions with respect to matters arising under the collateral trust bond indenture; or

•
providing for mortgage notes, mortgages and/or loan agreements to be deposited with a depositary or an agency and/or permitting the addition to and withdrawal from the pledged property of such instruments, to be evidenced by a “book-entry” or other notation not requiring physical delivery of such instruments. (Section 13.01)

Waiver of Certain Covenants
Under the collateral trust bond indenture, CFC will not be required to comply with certain covenants and conditions if the holders of at least a majority in principal amount of the then outstanding collateral trust bonds waive compliance with such covenant or condition in such instance or generally, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived. (Section 7.16)
Events of Default
Each of the following will constitute an event of default under the collateral trust bond indenture:
•
failure to pay interest on any collateral trust bonds for 30 days after the interest becomes due;

•
failure to pay principal, or any premium, on any collateral trust bonds at their maturity or upon redemption;

•
failure to make any sinking fund payment;

•
failure to perform, or breach of, specified covenants in the collateral trust bond indenture for 60 days after such default is known to any officer of CFC, including the covenant to maintain eligible collateral outlined above;

•
failure to perform, or breach of, any other covenant or warranty in the collateral trust bond indenture for 60 days after notice from the trustee to CFC or from holders of at least 25% in principal amount of the then outstanding collateral trust bonds to CFC and the trustee; and

•
specified events of bankruptcy, reorganization or insolvency. (Section 9.01)

CFC is required to file annually with the trustee a written statement as to CFC’s compliance with the conditions and covenants under the collateral trust bond indenture. (Section 7.15) In case an event of default should occur and be continuing, the trustee or the holders of at least 25% in principal amount of the collateral trust bonds then outstanding may declare the principal of the collateral trust bonds to be immediately due and payable. Each declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in principal amount of the collateral trust bonds at the time outstanding. (Section 9.02)
Further, if an event of default shall have occurred and be continuing for 30 days following notice and demand for remedy of such event of default from the trustee, the trustee may sell any or all of the mortgage notes or other property pledged as collateral under the collateral trust bond indenture. (Section 9.03)
Additionally, if an event of default shall have occurred and be continuing for 30 days following notice and demand for remedy of such event of default from the trustee, the trustee shall, upon the written request of the holders of a majority in aggregate principal amount of the collateral trust bonds then outstanding and the offering of indemnity as discussed below, proceed by suit or other action to enforce payment of the collateral trust bonds or the underlying mortgage notes or other property pledged as collateral. (Sections 9.03 and 9.08)
Subject to the provisions of the collateral trust bond indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the collateral trust bond indenture at the request or direction of any of the holders of the collateral trust bonds, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by compliance. Subject to the provisions for indemnification and certain limitations contained in the collateral trust bond indenture, the holders of a majority in principal amount of the collateral trust bonds then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee is not required to expend or risk its own funds or incur financial liability if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured. (Sections 9.08, 10.01 and 10.03)
The collateral trust bond indenture provides that on receipt by the trustee of notice of an event of default, declaring an acceleration or directing the time, method or place of conducting a proceeding at law if an event of default has occurred and is continuing, the trustee shall, with respect to any series of collateral trust bonds represented by a global bond or collateral trust bonds, and may, with respect to any other series of collateral trust bonds, establish a record date for the purpose of determining holders of outstanding collateral trust bonds of the series entitled to join in the notice. (Sections 9.01, 9.02 and 9.08)
Satisfaction and Discharge; Defeasance
At the request of CFC, the collateral trust bond indenture will cease to be in effect as to CFC, except for certain obligations to register the transfer or exchange of collateral trust bonds and hold moneys for payment in trust with respect to the collateral trust bonds, when the principal of and interest on collateral trust bonds have been paid and/or CFC has deposited with the trustee, in trust, money or U.S. government obligations which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal of, and interest on, the collateral trust bonds in accordance with the terms of the collateral trust bonds, or such collateral trust bonds are deemed paid and discharged in the manner described in the next paragraph. (Section 14.01)
Unless the prospectus supplement relating to the collateral trust bonds provides otherwise, CFC at its option will be discharged from any and all obligations in respect of the collateral trust bonds, except for certain obligations to register the transfer or exchange of collateral trust bonds, replace stolen, lost or mutilated collateral trust bonds, maintain paying agencies and hold moneys for payment in trust, or need not comply with certain restrictive covenants of the collateral trust bond indenture, in each case on the 91st day after CFC deposits with the trustee, in trust, money and U.S. government obligations, or, in the case of collateral trust bonds denominated in a foreign currency, foreign government securities, which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which the collateral trust bonds are payable all the principal of, and interest on, the collateral trust bonds on the dates on which payments are due in accordance with the terms of the collateral trust bonds. Among the conditions to CFC’s exercising this option, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the collateral trust bonds to recognize income, gain or loss for U.S. federal income tax purposes and that such holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. (Section 14.02)
At the request of CFC, the trustee will deliver or pay to CFC any U.S. government obligations, foreign government securities or money deposited with the trustee by CFC for the purposes described in the preceding two paragraphs and which, in the opinion of an independent accountant, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the trustee, in exchange for other U.S. government obligations, foreign government securities or money, will deliver or pay to CFC, at CFC’s request, U.S. government obligations, foreign government securities or money deposited with the trustee for the purposes described in the preceding two paragraphs, so long as the exchange occurs simultaneously, CFC has delivered to the trustee an officers’ certificate and opinion of counsel stating that all related conditions precedent have been complied with, and in the opinion of an independent accountant, immediately after the exchange, the obligations, securities or money then held by the trustee will be in the amount as would then have been required to be deposited with the trustee for these purposes. (Section 14.02)
Governing Law
The collateral trust bond indenture is, and the collateral trust bonds will be, governed by and construed in accordance with the laws of the State of New York.
The Trustee
U.S. Bank Trust Company, National Association is the trustee with respect to all collateral trust bonds issued under the collateral trust bond indenture.

DESCRIPTION OF SENIOR DEBT SECURITIES
The following description summarizes the general terms and provisions that may apply to the senior debt securities. Each prospectus supplement or pricing supplement will state the particular terms of the senior debt securities and the extent, if any, to which the general terms and provisions described herein may apply to the senior debt securities included in the prospectus supplement or pricing supplement.
The senior debt securities will be issued under a senior indenture dated as of December 15, 1987, as supplemented by a First Supplemental senior indenture dated as of October 1, 1990, between CFC and U.S. Bank Trust Company, National Association, as successor trustee (as so supplemented, the “senior indenture”). The senior indenture limits the aggregate principal amount of senior indebtedness which may be issued under it, as described below under “— Restriction on Indebtedness.” Additionally, CFC may, without the consent of the holders of the senior debt securities of any series, re-open a previous series of senior debt securities and issue additional senior debt securities of the same series, which additional senior debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. CFC will not issue any additional senior debt securities of the same series unless the additional senior debt securities will be fungible with all senior debt securities of the same series for U.S. federal income tax purposes.
The statements in this prospectus concerning the senior indenture, one or more supplemental senior indentures and the senior debt securities do not purport to be complete and are qualified in their entirety by reference to the senior indenture and any supplemental senior indenture, each of which is or will be incorporated by reference into this prospectus.
General
The senior debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement or pricing supplement provides for an issuance to be in a form registered as to principal only with or without coupons or in bearer form with or without coupons or any combination thereof. Senior debt securities may also be issued in temporary or definitive global bearer form. Unless specified otherwise in the prospectus supplement or pricing supplement, all senior debt securities will be denominated in U.S. dollars. Registered senior debt securities will be issued in denominations of $1,000 and multiples of $1,000 and bearer senior debt securities will be issued in denominations of $5,000 and multiples of $5,000. (Sections 201 and 302)
The senior debt securities will be direct, unsecured obligations of CFC. CFC also issues secured senior debt in the form of collateral trust bonds, as discussed above under “Description of Collateral Trust Bonds,” and privately placed senior secured notes, secured by a pledge of member loans. At August 31, 2026, CFC had $6,666 million in aggregate principal amount of collateral trust bonds and $9,150 million of senior secured notes outstanding.
If any of the senior debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the senior debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement or pricing supplement will describe the restrictions, elections, specific terms and other information relative to those senior debt securities.
CFC may issue senior debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See disclosure regarding taxation contained in the relevant prospectus supplement for a discussion of certain U.S. federal income tax considerations with respect to any original issue discount securities.
The prospectus supplement or pricing supplement relating to the particular series of senior debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:
•
the title of and any limit on the aggregate principal amount of senior debt securities to be issued;

•
the persons to whom interest on the senior debt securities is payable, if other than the persons in whose names the senior debt securities are registered on the regular record date;

•
the date or dates on which the senior debt securities will mature;

•
the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the senior debt securities will bear interest;

•
the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•
the place where payments may be made on the senior debt securities;

•
any redemption or sinking fund terms;

•
the obligation or obligations, if any, to redeem or purchase the senior debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which the senior debt securities will be redeemed or purchased;

•
the denominations in which the senior debt securities will be issuable, if other than $1,000 and any integral multiple thereof (if registered) or $5,000 and any integral multiple thereof (if bearer);

•
the means of satisfaction and discharge of the senior indenture with respect to the senior debt securities;

•
if the amount payable in respect of principal of or any premium or interest on any of such senior debt securities may be determined with reference to an index based on a currency, currencies or currency unit or units, other than that in which the senior debt securities are stated to be payable, or any method not inconsistent with the provisions in the senior indenture, the manner in which the amounts will be determined;

•
if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on such senior debt securities will be made;

•
if other than the principal amount of the senior debt securities, the portion of the principal amount of the senior debt securities payable upon declaration of acceleration of the maturity;

•
if the senior debt securities are to be issued upon the exercise of warrants, the time, manner and place for the senior debt securities to be authenticated and delivered;

•
if either CFC or the holders of senior debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the senior debt securities are stated to be payable, then the period or periods within which, and the terms upon which, the election may be made;

•
whether the senior debt securities will be issued as registered senior debt securities, in a form registered as to principal only with or without coupons, or as bearer senior debt securities including temporary and definitive global form, or any combination thereof and applicable exchange provisions;

•
whether CFC will pay additional amounts to any holder of senior debt securities who is not a U.S. person (as defined in the disclosure relating to tax matters contained in the relevant prospectus supplement) in respect of any tax, assessment or governmental charge required to be withheld or deducted and whether CFC will have the option to redeem the applicable senior debt securities rather than pay additional amounts;

•
the applicability to the series of the senior indenture defeasance provisions;

•
whether the covenants described below under “— Restriction on Indebtedness” will apply to the senior debt securities;

•
any changes or additions to the events of default or covenants described in this prospectus;

•
if the senior debt securities are to be issued in depositary form, the depositary with respect to such depositary securities and the circumstances under which any such depositary securities may be exchanged for senior debt securities registered in the name of, and any transfer of such depositary securities may be registered to, persons other than such depositary; and
•
any other terms of the senior debt securities not inconsistent with the provisions of the senior indenture. (Section 301)

Exchange, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, registered senior debt securities of any series that are not global senior debt securities will be exchangeable for other registered senior debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if senior debt securities of any series are issuable as both registered senior debt securities and bearer senior debt securities, the holder may choose, upon written request and subject to the terms of the senior indenture, to exchange bearer senior debt securities and the appropriate related coupons of that series into registered senior debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer senior debt securities with attached coupons surrendered in exchange for registered senior debt securities between a regular record date or a special record date and the relevant interest payment date must be surrendered without the coupon relating to that interest payment date and interest will not be payable on that interest payment date in respect of the registered senior debt security issued in exchange for that bearer debt security. The interest will be payable only to the holder of that coupon when due in accordance with the terms of the senior indenture. Bearer senior debt securities will not be issued in exchange for registered senior debt securities. No service charge will be made for any registration of transfer or exchange of the senior debt securities but CFC may require payment of a sum sufficient to cover any applicable tax or other governmental charge. (Section 305)
You may present senior debt securities for exchange as provided above. In addition, you may present registered senior debt securities for registration of transfer together with the duly executed form of transfer at the office of the security registrar or at the office of any transfer agent designated by CFC for that purpose with respect to any series of senior debt securities referred to in an applicable prospectus supplement. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. CFC has appointed U.S. Bank Trust Company, National Association as security registrar. (Section 305) If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by CFC with respect to any series of senior debt securities, CFC may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. However, if senior debt securities of a series are issuable solely as registered senior debt securities, CFC will be required to maintain a transfer agent in each place of payment for such series and, if senior debt securities of a series are issuable as bearer senior debt securities, CFC will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for such series. CFC may at any time designate additional transfer agents with respect to any series of senior debt securities. (Section 1002)
In the event of any redemption in part, CFC will not be required to:
•
issue, register the transfer of or exchange senior debt securities of any series during a period beginning at the opening of business 15 days before any selection of senior debt securities of that series to be redeemed and ending at the close of business on:

•
if senior debt securities of the series are issuable only as registered senior debt securities, the day of mailing of the relevant notice of redemption;

•
if senior debt securities of the series are issuable only as bearer senior debt securities, the day of the first publication of the relevant notice of redemption; or

•
if senior debt securities of the series are issuable as registered senior debt securities and bearer senior debt securities and there is no publication of the relevant notice of redemption, the day of mailing of the relevant notice of redemption;

•
register the transfer of or exchange any registered senior debt security, or portion thereof, so called for redemption, except the unredeemed portion of any registered senior debt security being redeemed in part; or

•
exchange any bearer senior debt security so called for redemption, except to exchange such bearer senior debt security for a registered senior debt security of that series and like tenor which is simultaneously surrendered for redemption. (Section 305)

Payment and Paying Agents
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, payment of principal and any premium and any interest on registered senior debt securities will be made at the office of the paying agent or paying agents that CFC may designate from time to time. Unless otherwise specified in an applicable prospectus supplement or pricing supplement, CFC will make payment of any installment of interest on registered senior debt securities to the person in whose name that registered senior debt security is registered at the close of business on the regular record date for such interest. (Section 307)
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, the office of U.S. Bank Trust Company, National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to senior debt securities that are issuable solely as registered senior debt securities and as CFC’s paying agent in the Borough of Manhattan, The City of New York, for payments with respect to senior debt securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by CFC for the senior debt securities of a particular series will be named in an applicable prospectus supplement or pricing supplement. CFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but if senior debt securities of a series are issuable solely as registered senior debt securities, CFC will be required to maintain a paying agent in each place of payment for such series. (Section 1002)
If senior debt securities of a series are issuable as bearer senior debt securities, CFC will be required to maintain:
•
a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered senior debt securities of that series and for payments with respect to bearer senior debt securities of that series in certain circumstances; and

•
a paying agent in a place of payment located outside the United States where senior debt securities of such series and any coupons may be presented and surrendered for payment. (Section 1002)

All moneys paid by CFC to a paying agent for the payment of principal, premium or interest on any senior debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to CFC. After that time, the holder of that senior debt security or relevant coupon will, as an unsecured general creditor, look only to CFC for payment of those amounts. (Section 1003)
Redemption
Any terms for the optional or mandatory redemption of senior debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to senior debt securities that are redeemable at the option of the holder, senior debt securities will be redeemable only upon notice not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all of the senior debt securities of a series or tranche are to be redeemed, the particular senior debt securities to be redeemed will be selected by a method of selection that the trustee deems fair and appropriate. (Sections 1103 and 1104)
Restriction on Indebtedness
CFC may not incur any indebtedness (including senior debt securities) or make any optional prepayment on any capital term certificate if, as a result, the principal amount of indebtedness outstanding, less the principal amount of government or government insured obligations held by CFC, on the date of such incurrence or prepayment or on any future date would exceed 20 times the sum of the members’ equity in CFC at the time of determination plus the principal amount of capital term certificates outstanding at the time of determination or at the given future date. The principal amounts of indebtedness and capital term certificates to be outstanding on any future given date will be computed after giving effect to maturities and sinking fund requirements. (Section 1007) For purposes of this restriction, indebtedness means all secured and unsecured indebtedness of CFC (including all guarantees by CFC of indebtedness of others) except capital term certificates. A “capital term certificate” is defined as a note of CFC substantially in the form of the capital term certificates of CFC outstanding on the date of the senior indenture and any other indebtedness having substantially similar provisions as to subordination. As of August 31, 2026, CFC had $34.9 billion outstanding of senior indebtedness. As of such date, within the restrictions of the senior indenture, CFC was permitted to have outstanding an additional $81.6 billion of indebtedness. As of August 31, 2026, CFC had $16.0 billion of senior secured indebtedness outstanding.
Consolidation, Merger and Sale of Assets
CFC may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:
•
the successor is a corporation organized under the laws of any domestic jurisdiction;

•
the successor corporation executes a supplemental senior indenture pursuant to which it assumes the payment of principal of (and premium, if any) and interest on all the senior debt securities and the performance of every covenant of CFC under the senior indenture;

•
immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•
CFC delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the senior indenture. (Section 801)

Modification of the Senior Indenture
Without the consent of any holder of senior debt securities, CFC and the trustee may enter into one or more supplemental senior indentures for any of the following purposes:
•
to evidence the assumption by any permitted successor to CFC of the covenants of CFC in the senior indenture and the senior debt securities;

•
to add to the covenants of CFC for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon CFC by the senior indenture;

•
to add to or change any of the provisions of the senior indenture to the extent necessary to facilitate the issuance of senior debt securities in bearer form, change or eliminate any restrictions on the manner or place of payment of principal of or any premium or interest on bearer securities, or permit bearer securities to be issued in exchange for registered securities or to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations so long as such addition or change does not adversely affect the interests of holders of senior debt securities;

•
to provide for the creation of any series of senior debt securities and to establish the form or terms of any such series as permitted by the senior indenture;

•
to cure any ambiguity or to correct or supplement any provision in the senior indenture which may be defective or inconsistent with any other provision in the senior indenture, so long as such action does not adversely affect the interest of holders of the senior debt securities;

•
to modify, eliminate or add to the provisions of this senior indenture to such extent as might be necessary to continue the qualification of the senior indenture under the Trust Indenture Act;

•
to add any additional event of defaults with respect to all or any series of senior debt securities;

•
to change or eliminate any of the provisions of the senior indenture, provided that such change or elimination shall become effective only when there is no series of senior debt securities created prior to the execution of such supplemental senior indenture that is adversely affected by such change or elimination;

•
to provide for the issuance of uncertificated senior debt securities of one or more series in addition to or in place of certificated senior debt securities;

•
to provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the senior indenture as necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee; or

•
to permit payment in the United States of principal, premium or interest on bearer securities. (Section 901)

CFC’s rights and obligations and the rights of the holders may be modified with the consent of the holders of at least a majority in principal amount of the then outstanding senior debt securities of all affected series, considered as one class. However, no supplemental senior indenture may, without the consent of the holders of all the affected outstanding senior debt securities:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any senior debt securities;

•
reduce the principal amount, any premium or the interest rate of any of the senior debt securities;

•
reduce the amount of the principal of original issue discount senior debt securities payable on any acceleration of maturity;

•
change the currency, currencies or currency unit or units in which any principal, premium or interest of any of the senior debt securities is payable;

•
change any of CFC’s obligations to maintain an office or agency in the places and for the purposes required by the senior indenture;

•
impair any right to take legal action for an overdue payment;

•
reduce the percentage required for modifications to or waivers of compliance with the senior indenture; or

•
with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 902)

A supplemental senior indenture that changes or eliminates any provision of the senior indenture expressly included solely for the benefit of a particular series of senior debt securities, or modifies the rights of the holders of senior debt securities of the series with respect to the provision, will be deemed not to affect the rights under the senior indenture of the holders of the senior debt securities of any other series. (Section 902)
The senior indenture provides that in determining whether the holders of the requisite principal amount of the outstanding senior debt securities have given or taken any direction, notice, consent, waiver or other action under the senior indenture as of any date:
•
the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to the senior indenture;

•
the principal amount of a senior debt security denominated in a foreign currency or currency unit shall be the dollar equivalent as of the date of original issuance of such senior debt security of the principal amount of such security; and

•
senior debt securities owned by the Company or any other obligor upon the senior debt securities or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except in determining whether the trustee shall be protected in relying upon any such request, demand or authorization. (Section 101)

If CFC solicits from holders of senior debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, CFC may, at its option, by board resolution, fix in advance a record date for the determination of holders of senior debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but CFC shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding senior debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding senior debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or CFC in reliance thereon, whether or not notation is made upon security. (Section 104)
Waiver of Certain Covenants
CFC will not be required to comply with certain restrictive covenants (including that described above under “— Restriction on Indebtedness”) if the holders of at least a majority in principal amount of all series of outstanding senior debt securities affected waive compliance with the restrictive covenants. (Section 1009)
Events of Default, Notice and Waiver
Each of the following will constitute an event of default under the senior indenture with respect to the senior debt securities of any series:
•
failure to pay interest on any senior debt security for 30 days after such interest becomes due and payable;

•
failure to pay the principal of or any premium on any senior debt security at maturity;

•
failure to deposit any sinking fund payment when such payment becomes due;

•
failure to perform or breach of the covenant described above under “— Restriction on Indebtedness” that continues for 60 days after the default becomes known to an officer of CFC;

•
failure to perform or breach of any other covenant or warranty in the senior indenture that continues for 60 days after written notice to CFC from the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of the series;

•
certain events of bankruptcy, insolvency or reorganization of CFC; and

•
such other events as may be specified for each series. (Section 501)

If an event of default with respect to any series of senior debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of such series may declare the principal amount (or, if the senior debt securities are original issue discount senior debt securities, such portion of the principal amount as may be specified by the terms of such senior debt securities) of all of the senior debt securities of that series to be immediately due and payable. (Section 502)
At any time after a declaration of acceleration with respect to the senior debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:
•
CFC has paid or deposited with the trustee a sum sufficient to pay:

•
all overdue interest on all senior debt securities of such series;

•
the principal of and premium, if any, on any senior debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such senior debt securities;

•
interest upon overdue interest at the rate or rates prescribed therefor in such senior debt securities, to the extent that payment of such interest is lawful; and

•
all amounts due to the trustee under the senior indenture; and

•
any other events of default with respect to the senior debt securities of such series, other than the nonpayment of the principal of the senior debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the senior indenture. (Section 502)

The holders of a majority in principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series provided that such direction shall not be in conflict with any rule of law or the senior indenture. The trustee may take any other action that is consistent with such directions and may decline to act if the trustee determines that such direction would involve it in personal liability. (Section 507)
The holders of not less than a majority in principal amount of the outstanding senior debt securities of any series may, on behalf of the holders of all of the outstanding senior debt securities of such series, waive any past default with respect to such series and its consequences, except a default:
•
in the payment of the principal of or any premium or any interest on any senior debt security of such series; or

•
in respect of a covenant or provision which, under the terms of the senior indenture, cannot be modified or amended without the consent of the holders of all of the outstanding senior debt securities of such series. (Section 508)

The senior indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of senior debt securities to act with the required standard of care, to be indemnified by the holders of the senior debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 601 and 603)
No holder of a senior debt security of any series will have any right to institute any proceeding with respect to the senior indenture, or for the appointment of a receiver, or for any other remedy, unless:
•
an event of default with respect to the senior debt securities of such series shall have occurred and be continuing, written notice of which has previously been given to the trustee by such holder;

•
the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series have made written request for institution of such proceeding to the trustee and have offered reasonable indemnity to the trustee; and

•
the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer. (Section 509)

The senior indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of senior debt securities, give to the holders of the senior debt securities of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of a default in the payment of the principal of or any premium or any interest on, or any sinking fund or purchase fund installment with respect to, any of the senior debt securities of such series, the trustee will be protected in withholding this notice if it in good faith determines that the withholding of such notice is in the interest of those holders. Such notice shall not be given until at least 60 days after the occurrence of default in respect of the performance or breach of any covenant or warranty other than for the payment of the principal of or premium or any interest on, or any sinking fund installment with respect to, any of the senior debt securities of such series. (Section 602)
The senior indenture requires CFC to file annually with the trustee a certificate, executed by two officers of CFC, indicating each such officer’s supervision of a review of CFC’s activities and performance under the senior indenture and whether, based on such review, CFC has performed its obligations under the senior indenture or if there has been a default in the fulfillment of such obligations. (Section 1008)

Meetings
The senior indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of such series are issuable as bearer senior debt securities. (Section 1201) A meeting may be called at any time by the trustee and also, upon request, by CFC or the holders of at least 10% in principal amount of the outstanding senior debt securities of such series, upon notice given in accordance with “Notices” below. (Section 1202) Persons entitled to vote a majority in principal amount of the outstanding senior debt securities of a series shall constitute a quorum at a meeting of holders of senior debt securities of such series. In the absence of a quorum, a meeting called by the holders of senior debt securities shall be dissolved and a meeting called by CFC or the trustee shall be adjourned for a period of at least 10 days, and in the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for a period of at least 10 days, at which further adjourned meeting persons entitled to vote 25% in aggregate principal amount of the outstanding senior debt securities of such series shall constitute a quorum. Except for any consent which must be given by the holder of each outstanding senior debt security affected thereby, as described above under “— Modification of the Senior Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the lesser of:
•
the holders of a majority in principal amount of the outstanding senior debt securities of such series; and

•
66 2∕3% in aggregate principal amount of outstanding senior debt securities of such series represented and voting at such meeting.

However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the lesser of:
•
the holders of such specified percentage in principal amount of the outstanding senior debt securities of such series; and

•
a majority in principal amount of outstanding senior debt securities of such series represented and voting at the meeting.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the senior indenture will be binding on all holders of senior debt securities of such series and the related coupons. (Section 1204)
Notices
Notices to holders of registered senior debt securities will be given by mail to the address of each such holder as it appears in the security register. (Section 106) Except as otherwise provided in the senior indenture or such bearer senior debt securities, notices to holders of bearer senior debt securities will be given by publication at least once in a daily newspaper in The City of New York and London and will be mailed to the persons whose names and addresses were previously filed with the trustee, within the time prescribed for the giving of such notice.
Title
CFC, the trustee and any agent of CFC or the trustee may treat the person in whose name a registered senior debt security is registered, in the case of registered senior debt securities, and the bearer of any bearer senior debt security and the bearer of any coupon, in the case of bearer senior debt securities, as the absolute owner thereof whether or not such senior debt security or coupon is overdue and notwithstanding any notice to the contrary for the purpose of making payment and for all other purposes. (Section 308)
Title to any bearer senior debt security (including any bearer senior debt security in temporary or definitive global bearer form) and any coupons will pass by delivery.

Replacement of Senior Debt Securities and Coupons
CFC will replace any mutilated senior debt security and any senior debt security with a mutilated coupon at the expense of the holder upon surrender of such mutilated senior debt security or senior debt security with a mutilated coupon to the trustee. CFC will replace senior debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to CFC and the trustee. In the case of any coupon which becomes destroyed, stolen or lost, that coupon will be replaced upon surrender to the trustee of the senior debt security with all related coupons not destroyed, stolen or lost by issuance of a new senior debt security in exchange for the senior debt security to which such coupon relates. In the case of a destroyed, lost or stolen senior debt security or coupon, an indemnity satisfactory to the trustee and CFC may be required at the expense of the holder of such senior debt security or coupon before a replacement senior debt security will be issued. (Section 306)
Satisfaction and Discharge; Defeasance
At CFC’s request, the senior indenture will cease to be in effect as to any specified series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities and hold moneys for payment in trust) if:
•
all the senior debt securities of such series have been cancelled by the trustee;

•
in the case of senior debt securities and coupons not delivered to the trustee for cancellation, the senior debt securities or coupons have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and, in each case, CFC has deposited with the trustee, in trust, money and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency units or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities; or

•
the senior debt securities or coupons are deemed paid and discharged in the manner described in the next paragraph. (Section 401)

Unless the prospectus supplement or pricing supplement relating to the offered senior debt securities provides otherwise, CFC at its option:
•
will be discharged from any and all obligations in respect of such series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities and coupons, maintain paying agencies and hold moneys for payment in trust); or

•
need not comply with certain restrictive covenants of the senior indenture (including those described above under “— Restriction on Indebtedness”),

in each case after CFC deposits with the trustee, in trust, money, and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities.
Among the conditions to CFC’s exercising any such option, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the offered senior debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 403)
At CFC’s request, the trustee will deliver or pay to CFC any U.S. government obligations, foreign government securities or money deposited, for the purposes described in the preceding two paragraphs, with the trustee by CFC and which, in the opinion of a nationally-recognized firm of independent public accountants, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the trustee, in exchange for, simultaneously, other U.S. government obligations, foreign government securities or money, will deliver or pay to CFC, at CFC’s request, U.S. government obligations, foreign government securities or money deposited with the trustee for the purposes described in the preceding two paragraphs, if, in the opinion of a nationally-recognized firm of independent public accountants, immediately after such exchange, the obligations, securities or money then held by the trustee will be in the amount then required to be deposited with the trustee for such purposes. (Section 403)
Governing Law
The senior indenture, the senior debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)
The Trustee
U.S. Bank Trust Company, National Association is the trustee under the senior indenture.
Limitations on Issuance of Bearer Securities
Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer senior debt securities. CFC will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer senior debt security, in any prospectus supplement providing for the issuance of bearer senior debt securities.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES
The following description summarizes the general terms and provisions that may apply to the subordinated debt securities. Each prospectus supplement or pricing supplement will state the particular terms of the subordinated debt securities and the extent, if any, to which the general terms and provisions described herein may apply to the subordinated debt securities included in the prospectus supplement or pricing supplement.
The subordinated debt securities will be issued under an indenture dated as of October 15, 1996 between CFC and U.S. Bank Trust Company, National Association, as successor trustee, or other trustee to be named (the “subordinated indenture”). The subordinated indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Additionally, CFC may, without the consent of the holders of the subordinated debt securities of any series, re-open a previous series of subordinated debt securities and issue additional subordinated debt securities of the same series, which additional subordinated debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. CFC will not issue any additional subordinated debt securities of the same series unless the additional subordinated debt securities will be fungible with all the subordinated debt securities of the same series for U.S. federal income tax purposes.
The statements in this prospectus concerning the subordinated indenture, one or more supplemental subordinated indentures and the subordinated debt securities do not purport to be complete and are qualified in their entirety by reference to the subordinated indenture and any supplemental subordinated indenture, each of which is or will be incorporated by reference into this prospectus.
General
The subordinated debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement provides for an issuance to be in a form registered as to principal only with or without coupons or if provided for in a supplemental subordinated indenture or board resolution, in bearer form with or without coupons, or any combination thereof. Unless specified otherwise in the prospectus supplement, all subordinated debt securities will be denominated in U.S. dollars in denominations of $1,000 and multiples of $1,000. (Sections 201 and 302)
The subordinated debt securities will be direct, unsecured and subordinated obligations of CFC.
If any of the subordinated debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the subordinated debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement or pricing supplement will describe the restrictions, elections, specific terms and other information relative to those subordinated debt securities.
CFC may issue subordinated debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See the disclosure regarding taxation contained in the relevant prospectus supplement for a discussion of certain U.S. federal income tax considerations with respect to any original issue discount securities.
The prospectus supplement or pricing supplement relating to the particular series of subordinated debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:
•
the title of and any limit on the aggregate principal amount of subordinated debt securities to be issued;

•
the persons to whom interest on the subordinated debt securities, or any tranche thereof, is payable, if other than the persons in whose names the subordinated debt securities are registered on the regular record date;

•
the date or dates on which the subordinated debt securities will mature;

•
the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the subordinated debt securities will bear interest;

•
the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•
the right of the Company to extend the interest payment periods and the duration of any such extension;

•
the place where payments may be made on the subordinated debt securities, registration of transfer may be effected, exchanges of subordinated debt securities may be effected and notices to or demands upon the Company may be served;

•
any redemption or sinking fund terms;

•
the obligation or obligations, if any, to redeem or purchase the subordinated debt securities, or any tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a holder and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the subordinated debt securities will be redeemed or purchased;

•
the denominations in which the subordinated debt securities will be issuable, if other than $1,000 and any integral multiple thereof;

•
if the amount payable in respect of principal of or any premium or interest on any of such subordinated debt securities may be determined with reference to an index or other fact or event ascertainable outside the subordinated indenture, the manner in which the amounts will be determined;

•
if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on such subordinated debt securities will be payable;

•
if other than the principal amount of the subordinated debt securities, the portion of the principal amount of the subordinated debt securities payable upon declaration of acceleration of the maturity;

•
if the principal of or premium or interest on the subordinated debt securities is to be payable in securities or other property, the type and amount of securities or other property, or the method of determining the amount, and the terms and conditions of the election;

•
the terms, if any, on which subordinated debt securities may be converted into or exchanged for securities of CFC or any other person;

•
the obligations or instruments, if any, considered eligible obligations in respect of subordinated debt securities denominated in a currency other than dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of CFC’s indebtedness in respect of the subordinated debt securities after their satisfaction and discharge;

•
if either CFC or the holders of subordinated debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the subordinated debt securities are stated to be payable, then the period or periods within which, and the terms upon which, any such election may be made;

•
if the subordinated debt securities are to be issued in global form, the depositary with respect to the global subordinated debt securities, any limitations on the rights of the holders of the subordinated debt securities to transfer or exchange them or to obtain the registration of transfer or to obtain certificates in definitive form in lieu of temporary form, and any and all other matters incidental to such subordinated debt securities;

•
if the subordinated debt securities are to be issuable as bearer securities, any and all matters incidental thereto;

•
Any limitations on the rights of a holder to transfer or exchange the subordinated debt securities or to obtain the registration of transfer thereof, and the amount or terms of any service charge for the registration of transfer or exchange of the subordinated debt securities;

•
any changes to the events of default or covenants described in this prospectus; and

•
any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture. (Section 301)

Except as otherwise described in the applicable prospectus supplement, the covenants contained in the subordinated indenture would not afford holders of subordinated debt securities protection in the event of a highly-leveraged transaction involving CFC.
Subordination
The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of CFC.
No payment of principal of, including redemption and sinking fund payments, or premium or interest on, the subordinated debt securities may be made if any senior indebtedness is not paid when due, or a default has occurred with respect to the senior indebtedness permitting the holders to accelerate its maturity and the default has not been cured or waived and has not ceased to exist. Upon any acceleration of the principal amount due on the subordinated debt securities or any payment or distribution of assets of CFC to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions until all amounts owing on the senior indebtedness are paid in full. (Article 15)
The term “senior indebtedness” is defined in the subordinated indenture to mean:
•
all indebtedness heretofore or hereafter incurred by CFC for money borrowed unless by its terms it is provided that such indebtedness is not senior indebtedness;

•
all other indebtedness hereafter incurred by CFC which by its terms provides that such indebtedness is senior indebtedness;

•
all guarantees, endorsements and other contingent obligations in respect of, or obligations to purchase or otherwise acquire or service, indebtedness or obligations of others; and

•
any amendments, modifications, deferrals, renewals or extensions of any such senior indebtedness, or debentures, notes or evidences of indebtedness heretofore or hereafter issued in evidence of or exchange of such senior indebtedness. (Section 101)

The subordinated indenture does not limit the aggregate amount of senior indebtedness that CFC may issue. As of August 31, 2026, outstanding senior indebtedness of CFC aggregated approximately $34.9 billion, including contingent guarantees of $1.2 billion.
Exchange, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, subordinated debt securities of any series that are not global subordinated debt securities will be exchangeable for other subordinated debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. (Section 305)
Subject to the terms of the subordinated indenture and the limitations applicable to global securities, subordinated debt securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent designated by CFC for such purpose. CFC may designate itself the security registrar. No service charge will be made for any registration of transfer or exchange of subordinated debt securities, but CFC may require payment of a sum sufficient to cover any applicable tax or other governmental charge. The transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305) Any transfer agent in addition to the security registrar initially designated by CFC for any subordinated debt securities will be named in the applicable prospectus supplement. CFC may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but CFC will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series. (Section 602)

CFC will not be required to:
•
register the transfer of or exchange any subordinated debt securities or any tranche thereof during a period of 15 days immediately preceding the date notice of redemption of any such subordinated debt security called for redemption is to be given; or

•
register the transfer of or exchange any subordinated debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such subordinated debt security being redeemed in part. (Section 305)

Payment and Paying Agents
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, payment of principal and any premium and interest on the subordinated debt securities of a particular series will be made at the office of the paying agent or paying agents that CFC may designate from time to time. Unless otherwise specified in an applicable prospectus supplement or pricing supplement, CFC will make payment on any installment of interest on registered subordinated debt securities to the person in whose name that registered subordinated debt security is registered at the close of business on the regular record date for such interest. (Section 307)
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, the office of U.S. Bank Trust Company, National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to subordinated debt securities. Any paying agents outside the United States and any other paying agents initially designated by CFC for the subordinated debt securities of a particular series will be named in an applicable prospectus supplement or pricing supplement. CFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but CFC will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series. (Section 602)
All moneys paid by CFC to a paying agent for the payment of the principal, premium or interest on any subordinated debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to CFC. After that time, the holder of that subordinated debt security will, as an unsecured general creditor, look only to CFC for payment of those amounts. (Section 603)
Redemption
Any terms for the optional or mandatory redemption of subordinated debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to subordinated debt securities that are redeemable at the option of the holder, subordinated debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all the subordinated debt securities of a series or tranche are to be redeemed, the particular subordinated debt securities to be redeemed will be selected by a method of random selection that the security registrar deems fair and appropriate. (Sections 403 and 404)
Any notice of redemption at the option of CFC may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such subordinated debt securities. The notice may also state that if the money has not been received, the notice will be of no force and effect and CFC will not be required to redeem such subordinated debt securities. (Section 404)
Consolidation, Merger, and Sale of Assets
CFC may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:
•
the successor is a corporation organized under the laws of any domestic jurisdiction;

•
the successor corporation executes a supplemental subordinated indenture pursuant to which it assumes the payment of principal of (and premium, if any) and interest on all the subordinated debt securities and the performance of every covenant of CFC under the subordinated indenture;

•
immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•
CFC delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the subordinated indenture. (Section 1101)

Modification of the Subordinated Indenture
Without the consent of any holder of subordinated debt securities, CFC and the trustee may enter into one or more supplemental subordinated indentures for any of the following purposes:
•
to evidence the assumption by any permitted successor to CFC of the covenants of CFC in the subordinated indenture and the subordinated debt securities;

•
to add one or more covenants of CFC or other provisions for the benefit of the holders of all or any series of the subordinated debt securities or to surrender any right or power conferred upon CFC by the subordinated indenture;

•
to add any additional events of default with respect to all or any series of outstanding subordinated debt securities;

•
to change or eliminate any provision of the subordinated indenture or to add any new provision to the subordinated indenture, but if the change, elimination or addition will adversely affect the interests of the holders of subordinated debt securities of any series in any material respect, the change, elimination or addition will not become effective with respect to the series;

•
to provide collateral security for the subordinated debt securities;

•
to establish the form or terms of subordinated debt securities of any series as permitted by the subordinated indenture;

•
to provide for the acceptance of appointment by a successor trustee with respect to the subordinated debt securities of one or more series and to add to or change any of the provisions of the subordinated indenture as necessary to provide for or facilitate the administration of the trusts under the subordinated indenture by more than one trustee;

•
to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of subordinated debt securities;

•
to change any place where:

•
the principal of and premium, if any, and interest, if any, on any subordinated debt securities is payable;

•
any subordinated debt securities may be surrendered for registration of transfer or exchange; or

•
notices and demands to or upon CFC in respect of subordinated debt securities and the subordinated indenture may be served; or

•
to cure any ambiguity or inconsistency or to make or change any other provisions with respect to matters and questions arising under the subordinated indenture, so long as such changes or additions do not adversely affect the interests of the holders of subordinated debt securities of any series in any material respect. (Section 1201)

If the Trust Indenture Act is amended after the date of the subordinated indenture to require changes to the subordinated indenture or the incorporation of additional provisions or to permit changes to, or the elimination of, provisions which, at the date of the subordinated indenture, were required by the Trust Indenture Act to be contained in the subordinated indenture, the subordinated indenture will be deemed amended so as to conform to the amendment or to effect the changes or elimination. CFC and the trustee may, without the consent of any holders, enter into one or more supplemental subordinated indentures to evidence or effect the amendment. (Section 1201)

Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the subordinated debt securities of all series then outstanding, considered as one class, is required to add any provisions to, or change in any manner, or eliminate any of the provisions of, the subordinated indenture. However, if less than all of the series of subordinated debt securities outstanding are directly affected by a proposed supplemental subordinated indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding subordinated debt securities of all series so directly affected, considered as one class, will be required. If the subordinated debt securities of any series have been issued in more than one tranche and if the proposed supplemental subordinated indenture directly affects the rights of the holders of one or more, but less than all, tranches, the consent only of the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all tranches directly affected, considered as one class, will be required. However, no supplemental subordinated indenture may, without the consent of the holders of all of the affected outstanding subordinated debt securities:
•
change the stated maturity, installment or interest rate of any of the subordinated debt securities;

•
reduce the principal amount, any premium or the interest rate on any of the subordinated debt securities;

•
reduce the amount of the principal of original issue discount subordinated debt securities payable on acceleration of maturity;

•
change the coin or currency or other property in which any principal, premium or interest of any of the subordinated debt securities is payable;

•
impair any right to take legal action for an overdue payment;

•
reduce the percentage required for modifications to or waivers of compliance with the subordinated indenture;

•
reduce the requirements for quorum or voting; or

•
with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 1202)

A supplemental subordinated indenture that changes or eliminates any provision of the subordinated indenture expressly included solely for the benefit of a particular series of subordinated debt securities or tranches, or modifies the rights of the holders of subordinated debt securities of the series or tranches with respect to the provision, will be deemed not to affect the rights under the subordinated indenture of the holders of the subordinated debt securities of any other series or tranche. (Section 1202)
The subordinated indenture provides that in determining whether the holders of the requisite principal amount of the outstanding subordinated debt securities have given or taken any direction, notice, consent, waiver or other action under the subordinated indenture as of any date:
•
subordinated debt securities owned by CFC or any other obligor upon the securities or any affiliate of CFC or of the other obligor unless CFC, the affiliate or obligor owns all securities outstanding under the subordinated indenture, or all outstanding subordinated debt securities of each the series and the tranche, as the case may be, determined without regard to this bullet point shall be disregarded and deemed not outstanding;

•
the principal amount of a discount subordinated debt security deemed outstanding shall be the amount of the principal that would be due and payable as of the date of determination upon a declaration of acceleration of the maturity as provided in the subordinated indenture; and

•
the principal amount of a subordinated debt security denominated in foreign currencies or a composite currency deemed outstanding will be the dollar equivalent, determined as of that date in the manner prescribed for that subordinated debt security, of the principal amount of that subordinated debt security, or, in the case of a subordinated debt security described in the second bullet point above, of the amount described in that bullet point. (Section 101)

If CFC solicits from holders of subordinated debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, CFC may, at its option, by board resolution, fix in advance a record date for the determination of holders of subordinated debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but CFC shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding subordinated debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding subordinated debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or CFC in reliance thereon, whether or not notation is made upon security. (Section 104)
Waiver of Certain Covenants
CFC will not be required to comply with certain restrictive covenants if the holders of at least a majority in principal amount of all series of outstanding subordinated debt securities affected waive compliance with the restrictive covenants. (Section 606)
Events of Default, Notice and Waiver
Each of the following will constitute an event of default under the subordinated indenture with respect to subordinated debt securities of any series:
•
failure to pay interest on any subordinated debt securities for 60 days after the interest becomes due and payable (other than any extension of interest payments permitted under the subordinated indenture);

•
failure to pay principal or premium, if any, on any subordinated debt security within three business days after the subordinated debt security becomes due;

•
failure to perform or breach of any other covenant or warranty in the subordinated indenture that continues for 60 days after written notice to CFC from the trustee, or holders of at least 33% in principal amount of the outstanding subordinated debt securities of the series;

•
certain events of bankruptcy, insolvency or reorganization of CFC; and

•
such other events as may be specified for each series.

No event of default with respect to one series of subordinated debt securities necessarily constitutes an event of default with respect to another series of subordinated debt securities. (Section 801)
If an event of default with respect to any series of subordinated debt securities has occurred and is continuing, either the trustee or the holders of not less than 33% in principal amount of the outstanding subordinated debt securities of such series may declare the principal amount (or if the subordinated debt securities are original issue discount subordinated debt securities, such portion of the principal amount as may be specified by the terms of such subordinated debt securities) of all of the subordinated debt securities of that series to be immediately due and payable. However, if an event of default has occurred and is continuing with respect to more than one series of subordinated debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, and not the holders of the subordinated debt securities of any one series may make the declaration of acceleration. (Section 802)
At any time after a declaration of acceleration with respect to the subordinated debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:
•
CFC has paid or deposited with the trustee a sum sufficient to pay:

•
all overdue interest on all subordinated debt securities of such series;

•
the principal of and premium, if any, on any subordinated debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such subordinated debt securities;

•
interest upon overdue interest at the rate or rates prescribed therefor in such subordinated debt securities, to the extent that payment of such interest is lawful; and

•
all amounts due to the trustee under the subordinated indenture; and

•
any other events of default with respect to the subordinated debt securities of such series, other than the nonpayment of the principal of the subordinated debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the subordinated indenture. (Section 802)

If an event of default has occurred and is continuing, in respect of a series of subordinated debt securities, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the subordinated debt securities of such series; provided that if an event of default has occurred and is continuing in respect of more than one series of subordinated debt securities, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, may make such direction; provided further that such direction shall not be in conflict with any rule of law or the subordinated indenture, or involve the trustee in personal liability where indemnification would not, in the trustee’s discretion, be adequate. The trustee may take any other action that is consistent with such directions. (Section 812)
The holders of not less than a majority in principal amount of the outstanding subordinated debt securities of any series may, on behalf of the holders of all of the outstanding subordinated debt securities of such series, waive any past default under the subordinated indenture with respect to such series and its consequences, except a default:
•
in the payment of principal, premium or interest on any subordinated debt security of such series; or

•
in respect of a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of the holders of all of the outstanding subordinated debt securities of such series. (Section 813)

The subordinated indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of subordinated debt securities to act with the required standard of care, to be indemnified by the holders of the subordinated debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 901 and 903)
No holder of a subordinated debt security of any series will have any right to institute any proceeding with respect to the subordinated indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
•
an event of default with respect to the subordinated debt securities of such series shall have occurred and be continuing, written notice for which has previously been given to the trustee by such holder;

•
the holders of not less than 33 1∕3% in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for institution of such proceeding and have offered reasonable indemnity to the trustee; and

•
the trustee has failed to institute such proceeding and has not received from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 807)

These limitations do not apply to a suit instituted by a holder of a subordinated debt security for the enforcement of payment of the principal of or any premium or interest on the subordinated debt security on or after the applicable maturity date specified in such subordinated debt security. (Section 808)

The subordinated indenture provides that the trustee will give notice of any uncured and unwaived default under the subordinated indenture with respect to any series of subordinated debt securities to the holders of such series in the manner and to the extent required by the Trust Indenture Act, except that no notice of any default with respect to any of CFC’s covenants or warranties shall be given until at least 75 days after the occurrence of such default. (Section 902)
The subordinated indenture requires CFC to file annually with the trustee a certificate, executed by an officer of CFC as to such officer’s knowledge of CFC’s compliance with all conditions and covenants under the subordinated indenture, determined without regard to any grace period or notice requirements. (Section 605)
Meetings
A meeting may be called at any time by the trustee and also, upon request to the trustee, by CFC or the holders of at least 33% in principal amount of the outstanding subordinated debt securities of all series and tranches upon notice given in accordance with “— Notices” below. (Section 1302) Persons entitled to vote a majority in principal amount of the outstanding subordinated debt securities of such series or tranches shall constitute a quorum at a meeting of holders of subordinated debt securities of such series or tranches. However, if any action is to be taken at such meeting which the subordinated indenture provides may be taken by holders of subordinated debt securities of a specified percentage that is less than a majority in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, the persons entitled to vote such specified percentage in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, shall constitute a quorum. In the absence of a quorum, a meeting called by holders of subordinated debt securities shall be dissolved and a meeting called by CFC or the trustee shall be adjourned as determined by the chairman of the meeting. In the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for such period as may be determined by the chairman of the meeting. Except for any consent which must be given by the holder of each outstanding subordinated debt security affected thereby, as described above under “— Modification of the Subordinated Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of a majority in aggregate principal amount of the outstanding subordinated debt securities. (Section 1304)
However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding subordinated debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding subordinated debt securities of that series. (Section 1304)
Any resolution passed or decision taken at any meeting of holders of subordinated debt securities of any series duly held in accordance with the subordinated indenture will be binding on all holders of subordinated debt securities of that series and the related coupons. (Section 1304)
Notices
Notices to holders of registered subordinated debt securities will be given by mail to the address of each such holder as it appears in the security register. (Section 106)
Title
CFC, the trustee and any agent of CFC or the trustee may treat the person in whose name a subordinated debt security is registered as the absolute owner of such subordinated debt security, whether or not such subordinated debt security may be overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308)
Satisfaction and Discharge; Defeasance
Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any subordinated debt security, or any portion of the principal amount, will be deemed paid for purposes of the subordinated indenture, and, at CFC’s election, the entire indebtedness of CFC in respect thereof will be deemed satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent other than CFC in trust any of the following in an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the subordinated debt securities or portions thereof:
•
money;

•
eligible obligations; or

•
a combination of the above bullet points. (Section 701)

For this purpose, unless otherwise indicated in the applicable prospectus supplement or pricing supplement, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of its full faith and credit, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due on them, in each case which do not contain provisions permitting the redemption or other prepayment at the option of the issuer. Among the conditions to CFC’s making the election to have all indebtedness issued under the subordinated indenture deemed satisfied and discharged, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the subordinated debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred.
Replacement of Subordinated Debt Securities
CFC will replace any mutilated subordinated debt security at the expense of the holder upon surrender of such mutilated subordinated debt security to the trustee. CFC will replace subordinated debt securities that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to CFC and the trustee. In the case of a destroyed, lost or stolen subordinated debt security, an indemnity satisfactory to the trustee and CFC may be required at the expense of the holder of such subordinated debt security before a replacement subordinated debt security will be issued. (Section 306)
Governing Law
The subordinated indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)
The Trustee
U.S. Bank Trust Company, National Association is the trustee under the subordinated indenture.
Limitations on Issuance of Bearer Securities
Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer subordinated debt securities. CFC will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer subordinated debt security, in any prospectus supplement providing for the issuance of bearer subordinated debt securities.

GLOBAL SECURITIES
The Depository Trust Company (“DTC”) will act as securities depository for the securities. The securities will be issued as fully-registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered certificates will be issued as global securities for each issue of the securities in the aggregate principal amount of such issue, and will be deposited with, or held for the benefit of, DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.
Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the securities (“beneficial owner”) is in turn to be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.
To facilitate subsequent transfers, all the securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to CFC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from CFC, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, CFC or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of CFC or the trustee, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursements of such payments to the beneficial owners shall be the responsibility of participants.
DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to CFC or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, the securities certificates are required to be printed and delivered. Certificates may also be printed and delivered in the event of an event of default under the indenture and the subsequent surrender by DTC of the global securities.
CFC may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, the securities certificates will be printed and delivered.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that CFC believes to be reliable (including DTC), but CFC takes no responsibility for the accuracy thereof.
Neither CFC, the trustee nor any underwriter will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the securities, or payments to, or the providing of notice for, participants or beneficial owners.

PLAN OF DISTRIBUTION
CFC may sell the securities being offered hereby:
•
directly to purchasers;

•
through agents; or

•
through underwriters or dealers.

The dealers, agents or underwriters with respect to an offering of securities will be named in any prospectus supplement or pricing supplement relating to the offering.
If a dealer is utilized in the sale of any securities, CFC will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The initial public offering price and any discounts or concessions allowed or reallowed or paid to any dealers set forth in the prospectus supplement may change from time to time.
If an agent is utilized in the sale, unless otherwise indicated in the prospectus supplement, any such agent will be acting on a reasonable best-efforts basis for the period of its appointment.
If underwriters are utilized in the sale, CFC will enter into an underwriting agreement with those underwriters and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities or warrants in respect of which this prospectus is delivered to the public. Unless otherwise set forth in the prospectus supplement or pricing supplement, the obligations of any underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased.
Any dealers, agents and underwriters may be deemed to be underwriters and any discounts, commissions or concessions received by them from CFC or any profit on the resale of the securities or warrants by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from CFC will be described in the prospectus supplement.
Under agreements entered into with CFC, dealers, agents and underwriters who participate in the distribution of the securities may be entitled to indemnification by CFC against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.
If indicated in the prospectus supplement, CFC will authorize agents and underwriters to solicit offers by certain institutions to purchase the securities from CFC at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and unless CFC otherwise agrees the aggregate principal amount of the securities sold pursuant to contracts will be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to CFC’s approval. Contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement or pricing supplement will be granted to agents and underwriters soliciting purchases of the securities pursuant to a contract accepted by CFC. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.
The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the prospectus supplement.

Each underwriter, dealer and agent participating in the distribution of any of the securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, the securities in bearer form in the United States or its possessions or to U.S. persons (other than qualifying financial institutions) in connection with the original issuance of the securities. See “Limitations on Issuance of Bearer Securities.”
Except as set forth in the prospectus supplement, all the securities will be a new issue of securities with no established trading market. Any underwriters to whom the securities are sold by CFC for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.
Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for CFC in the ordinary course of business.
In connection with offerings made hereby, the underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters or agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and short positions created by the underwriters or agents involve the sale by the underwriters or agents of a greater aggregate principal amount of securities than they are required to purchase from CFC. The underwriters or agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in an offering may be reclaimed by the underwriters or agents if such securities are repurchased in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

LEGAL MATTERS
The validity of the securities offered hereby and certain other matters in connection with an offering of the securities will be passed upon for CFC by Hogan Lovells Cadwalader US LLP. The dealers, agents or underwriters, if any, will be represented by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2026 and 2025, and for each of the years in the three-year period ended May 31, 2026, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
Item 14.   Other Expenses of Issuance and Distribution
An indeterminate amount of the securities is being registered pursuant to this prospectus. Accordingly, the amount of expenses payable by CFC for the issuance and distribution of the securities is not known at this time. Such expenses include underwriter compensation, SEC registration fees, printing expenses, legal and accounting fees and expenses, fees and expenses of the trustee and counsel, rating agency fees and other expenses. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, CFC is deferring payment of the SEC registration fee. Based on CFC’s experience with its previous public offerings of securities, CFC does not expect the amount of such total expenses (other than underwriting compensation) to exceed 0.1% of the gross proceeds from the sale of the securities. At this level, the total expenses (other than underwriting compensation) for each issuance of the securities is not expected to exceed $400,000.
Item 15.   Indemnification of Directors and Officers
The bylaws of CFC provide for indemnification of all CFC directors, officers and employees to the fullest extent authorized by law, as the law exists or may change (to the extent such changes broaden the indemnification rights of indemnitees).
Section 29-306.51 of the District of Columbia Business Organizations Code (the “Business Organizations Code”) provides that a corporation may indemnify a director if the director:
“(1)(A) Conducted himself or herself in good faith; (B) reasonably believed: (i) in the case of conduct in an official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that the director’s conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; or (2) engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.”
Furthermore, Section 29-306.56 of the Business Organizations Code permits a corporation to indemnify an officer:
“(1) to the same extent as a director; and (2) if he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for liability (A) in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or (B) arising out of conduct that constitutes: (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.”
Subsection (2) in the immediately preceding paragraph applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer.
An officer who is not a director shall be entitled to mandatory indemnification under the Business Organizations Code and may apply to the Superior Court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under the applicable provisions of the Business Organizations Code.

Item 16.   List of Exhibits
Exhibit	Description
1.1	Form of Underwriting Agreement*
4.1	Indenture, dated as of October 25, 2007, between CFC and U.S. Bank Trust Company, National Association, as successor trustee, relating to the collateral trust bonds (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-3 filed with the SEC on October 26, 2007 (Registration No. 333-146960))
4.2	Form of Fixed Rate Collateral Trust Bond*
4.3	Form of Floating Rate Collateral Trust Bond*
4.4	Indenture, dated as of December 15, 1987, between CFC and U.S. Bank Trust Company, National Association, as successor trustee, relating to the senior debt securities (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on November 24, 2008 (Registration No. 333-155631))
4.5	First Supplemental Indenture, dated as of October 1, 1990, between CFC and U.S. Bank Trust Company, National Association, as successor trustee, relating to the senior debt securities (incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on October 1, 1990 (Registration No. 33-58445))
4.6	Form of Fixed Rate Senior Debt Security*
4.7	Form of Floating Rate Senior Debt Security*
4.8	Indenture, dated as of October 15, 1996, between CFC and U.S. Bank Trust Company, National Association, as successor trustee, relating to the subordinated debt securities (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 28, 1996)
4.9	Form of Fixed Rate Subordinated Debt Security*
4.10	Form of Floating Rate Subordinated Debt Security*
5.1	Opinion of Hogan Lovells Cadwalader US LLP
23.1	Consent of KPMG LLP
23.2	Consent of Hogan Lovells Cadwalader US LLP (included in Exhibit 5.1)
24	Power of Attorney (included in signature pages of this registration statement)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust Company, National Association, as successor trustee with respect to the Indenture dated as of October 25, 2007, relating to the collateral trust bonds
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust Company, National Association, as successor trustee with respect to the Indenture dated as of December 15, 1987, relating to the senior debt securities
25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust Company, National Association, as successor trustee with respect to the Indenture dated as of October 15, 1996, relating to the subordinated debt securities
107	Filing Fee Table

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities registered hereby.

Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That:
paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, Commonwealth of Virginia, on the 14th day of October 2026.
NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
By:	/s/ J. Andrew Don
	Name:	J. Andrew Don
	Title:	Chief Executive Officer
POWER OF ATTORNEY
The registrant and each person whose original signature appears below hereby authorize each of J. Andrew Don, Yu Ling Wang and Nathan Howard (the “Agents”) to file one or more amendments (including post-effective amendments) to the registration statement, which amendments may make such changes in the registration statement as such Agent deems appropriate, and the registrant and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of the registrant and each such person, individually and in each capacity stated below, any such amendments to the registration statement.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on October 14, 2026.
Signature	Title
/s/ J. Andrew Don J. Andrew Don	Chief Executive Officer
/s/ Yu Ling Wang Yu Ling Wang	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Pankaj Shah Pankaj Shah	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Brent McRae Brent McRae	President and Director
/s/ Shane Larson Shane Larson	Vice President and Director
/s/ Donnie Bidegain Donnie Bidegain	Secretary-Treasurer and Director
/s/ Charles A. Abel II Charles A. Abel II	Director

Signature	Title
/s/ John Bartley John Bartley	Director
/s/ Jared Echternach Jared Echternach	Director
/s/ Timothy Eldridge Timothy Eldridge	Director
/s/ Bruce Anthony Everhart Bruce Anthony Everhart	Director
/s/ Gary Fish Gary Fish	Director
/s/ Michael J. Heinen Michael J. Heinen	Director
/s/ Jeanette Ingrid Kessler Jeanette Ingrid Kessler	Director
/s/ George Michael McDonald George Michael McDonald	Director
/s/ John Metcalf John Metcalf	Director
/s/ Kendall J. Montgomery Kendall J. Montgomery	Director
/s/ Ruston Ogburn Ruston Ogburn	Director
/s/ Michael Partin Michael Partin	Director
/s/ Scott Peters Scott Peters	Director
/s/ Laura Phillips Laura Phillips	Director
/s/ Jeffrey Allen Rehder Jeffrey Allen Rehder	Director
/s/ William A. Roberts William A. Roberts	Director

Signature	Title
/s/ Ryan Schilreff Ryan Schilreff	Director
/s/ James Taylor James Taylor	Director
/s/ Lewis Ward Lewis Ward	Director